Rocket Companies Announces Third Quarter Results

•Generated Q3’22 net revenue of $1.3 billion and net income of $96 million
•Delivered closed loan volume, net rate lock volume and gain on sale margin within our guided range
•Rocket reached 24 million Rocket Accounts1 across our ecosystem, as of September 30, 2022
•Launched Rocket Rewards, our new loyalty program
•Approved renewal and extension of the $1 billion share repurchase program

DETROIT, November 3, 2022 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), a Detroit-based FinTech platform company consisting of tech-driven real estate, mortgage and financial services businesses – including Rocket Mortgage, Rocket Homes, Rocket Money (formerly known as Truebill) and Rocket Loans – today announced results for the quarter ended September 30, 2022.

“This period of change and reset in the mortgage industry creates significant opportunity for Rocket. The company operates from a position of strength, which is clear from our $8.8 billion of liquidity and differentiated competitive advantages in brand, technology, data insights, client experience and client engagement,” said Jay Farner, Vice Chairman and CEO of Rocket Companies. “We are actively investing in the Rocket Platform to attract more consumers, lift conversion and lower client acquisition cost. This week, we launched Rocket Rewards, our new loyalty program and a key component of our platform. We expect our new offerings and investments to unlock the true growth potential and scale of Rocket.”

Third Quarter Financial Summary2

ROCKET COMPANIES
($ amounts in millions, except per share)

	Q3-22	Q3-21	YTD 22	YTD 21
	(Unaudited)		(Unaudited)
Total Revenue, net	$1,295	$3,115	$5,358	$10,322
Total Expenses	$1,188	$1,689	$4,110	$4,992
GAAP Net Income	$96	$1,393	$1,193	$5,207

Adjusted Revenue	$888	$3,162	$3,945	$9,992
Adjusted Net (Loss) Income	$(166)	$1,139	$60	$3,865
Adjusted EBITDA	$(160)	$1,568	$263	$5,299

GAAP Diluted Earnings Per Share	$0.04	$0.54	$0.47	$2.00
Adjusted Diluted (Loss) Earnings Per Share	$(0.08)	$0.57	$0.03	$1.94

1 A Rocket Account holder is defined as a consumer who opens an account with any of our Rocket services, including Rocket Money. Each Rocket Account holder has unique account credentials across collective Rocket services through our single sign-on solution. A Rocket Account holder continues to be counted as one unless they delete or request that we remove their account information.
2 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures in the tables throughout this document may not foot due to rounding.

(Units in '000s, $ amounts in millions)

	Q3-22	Q3-21	YTD 22	YTD 21
Select Metrics	(Unaudited)		(Unaudited)
Closed loan origination volume	$25,578	$88,047	$114,099	$275,336
Gain on sale margin	2.69%	3.05%	2.91%	3.21%
Net rate lock volume	$23,746	$86,710	$102,745	$265,412
Amrock closings (units)	54.4	261.5	305.3	870.6

Third Quarter Financial Highlights
During the third quarter of 2022:

•Generated total revenue, net of $1.3 billion and delivered net income of $96 million, or 4 cents per diluted share.

•Rocket Mortgage generated $25.6 billion in mortgage origination closed loan volume. Gain on sale margin was 2.69%.

•Total liquidity increased by $1.5 billion in the quarter to $8.8 billion, as of September 30, 2022, which includes $4 billion of available cash, $3.1 billion of undrawn lines of credit, and $1.7 billion of undrawn MSR lines.

•Grew servicing book unpaid principal balance to $531 billion at September 30, 2022, up 2% from September 30, 2021. As of September 30, 2022, our servicing portfolio includes 2.5 million clients and generates over $1.4 billion of recurring servicing fee income on an annualized basis.

Company Highlights
Rocket Platform

•As of September 30, 2022, we reached more than 24 million Rocket Accounts, the single sign-on solution for the services in the Rocket ecosystem. With these accounts, we have deeper insights into our clients, allowing us to provide a much richer experience through our platform.

•At the end of October, we launched Rocket Rewards (www.myrocket.com/rewards), our new loyalty program. Our clients can bank points for taking certain actions, such as applying for a prequalified approval letter, utilizing mortgage affordability calculators or reading informational articles about the home purchase process. Rewards points can be redeemed on financial transactions with Rocket, including closing costs for home purchase transactions.

•Rocket Money, formerly known as Truebill, a leading personal finance company that was acquired in December 2021, again showed impressive growth this quarter. Paying premium members nearly doubled year-over-year.

•Rocket Mortgage net client retention rate was 93% over the 12 months ended September 30, 2022. There is a strong correlation between this metric and client lifetime value, and we believe our net client retention rate is unmatched among mortgage companies and on par with some of the best performing subscription business models in the world.

Technology and Product

•In September, Rocket Mortgage launched ‘Inflation Buster’, a new program designed to combat high inflation and make home purchases more affordable for clients. The innovative product gives homebuyers a reprieve by reducing their monthly mortgage payment one percentage point in the first year of their loan. Inflation Buster pairs well with Rate Drop Advantage, which provides homebuyers with a one-time credit on typical closing costs to refinance their mortgage if rates drop within three years.

•In October, Rocket Pro TPO launched Correspondent Assist, a streamlined, turnkey solution for non-delegated correspondent lenders. Correspondent Assist leverages Rocket’s industry-leading technology, processes and training, giving wholesale partners the choice and flexibility of being a correspondent lender, but with lower risk and reduced up-front investment.

•In September, Amrock, the nation’s largest title insurance, property valuations and settlement services provider, announced mobile eClosings. Amrock is currently responsible for the majority of eClosings in the country, based on an analysis of registered notes on the Mortgage Electronic Registration System (MERS). Amrock clients can complete a mobile Remote Online Notarization for mortgage refinancing in every state where they are allowed by law, or nearly 60% of the U.S.

•In response to Hurricane Ian, Rocket supported over 100,000 clients impacted by the natural disaster with extended hours, useful client messaging and 24/7 online self-serve resources. These efforts enabled 59% of our Federal Emergency Management Agency (FEMA)-declared clients with a forbearance to use the digital solutions on our platform, without needing to speak with a team member.

•Forsalebyowner.com ranked #1 for customer service in the ‘Real Estate and Banking – Real Estate Database’ category on Newsweek’s ‘America’s Best Customer Service 2023’ list.

Rocket ESG: For-More-Than-Profit

•Rocket Companies ranked #1 on Fortune and Great Place to Work’s ’50 Best Large Workplaces in Financial Services and Insurance’ list. This marks the second year in a row the Company has garnered the top spot.

•Rocket Companies ranked #5 on People Magazine’s ‘Companies That Care’ list, highlighting the Company’s inclusive, impact-driven culture, and ‘For-More-Than-Profit’ mindset.

•The 2022 Rocket Companies Community Challenge raised more than $1.3 million through generous contributions from team members and a leadership fund matching program. The Community Challenge raised funds for 180 nonprofit organizations across Detroit, Cleveland, Phoenix, Charlotte and other markets nationwide.

Subsequent to September 30, 2022:
•As of November 2, 2022, Rocket Companies repurchased 32.1 million shares cumulatively at an average price of $12.75. In total, we have returned $408.8 million to Class A common stockholders under the $1 billion share repurchase program authorized in November 2020.
Share Repurchase Program

On November 1, 2022, the Company's Board of Directors approved a share repurchase program effective November 11, 2022. The share repurchase program is a renewal and extension of the Company's previous share repurchase program and authorizes the Company to repurchase shares of the Company’s common stock in an aggregate value, not to exceed $1 billion dollars, from time to time, in the open market or through privately negotiated transactions, in accordance with applicable securities laws. The share repurchase program will remain in effect for a two-year period. The share repurchase program does not obligate the Company to make any repurchases at any specific time. The timing of when and extent to which the Company repurchases its shares will depend upon, among other things, market conditions, share price, liquidity targets, regulatory requirements and other factors.

Fourth Quarter 2022 Outlook
We expect the following ranges in Q4 2022:

•Adjusted revenue of between $600 million to $750 million.

•Closed loan volume of between $17 billion and $22 billion.

•Net rate lock volume of between $15 billion and $21 billion.

•Gain on sale margins of 2.30% to 2.60%.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage online and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title insurance, appraisals and settlement services complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ amounts in millions)

	Q3-22	Q3-21	YTD 22	YTD 21
	(Unaudited)		(Unaudited)
Sold loan volume	$16,520	$49,556	$72,223	$163,497
Sold loan gain on sale margin	4.47%	4.47%	4.15%	4.88%
Revenue, net	$1,114	$2,502	$4,455	$8,400
Adjusted Revenue	$708	$2,549	$3,042	$8,071
Contribution margin	$149	$1,622	$1,005	$5,262

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships, and our mortgage broker partnerships through Rocket Pro TPO. Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK
($ amounts in millions)

	Q3-22	Q3-21	YTD 22	YTD 21
	(Unaudited)		(Unaudited)
Sold loan volume	$11,754	$37,666	$51,367	$108,514
Sold loan gain on sale margin	1.17%	0.78%	1.07%	1.32%
Revenue, net	$98	$457	$567	$1,498
Adjusted Revenue	$98	$457	$567	$1,498
Contribution margin	$11	$280	$265	$966

3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs. A loan is considered "sold" when it is sold to investors on the secondary market. We previously referred to "sold" loans as "funded" loans. See "Summary Segment Results" section later in this document and the footnote on “Segments” in the “Notes to Consolidated Financial Statements” in the Company’s forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

We remain in a strong liquidity position, with total liquidity of $8.8 billion, which includes $0.8 billion of cash on-hand, $3.2 billion of corporate cash used to self-fund loan originations, a portion of which could be transferred to funding facilities (warehouse lines) at our discretion, $3.1 billion of undrawn lines of credit from non-funding facilities, and $1.7 billion of undrawn MSR lines. As of September 30, 2022, our available cash position was $4.0 billion, which includes cash on-hand and corporate cash used to self-fund loan originations, combined with the $7.3 billion of mortgage servicing rights, representing a total of $11.3 billion dollars of asset value on our balance sheet. As of September 30, 2022, our total equity was $8.9 billion and reflects the impact of the special dividend of $1.01 per share that was paid during the first quarter of 2022 to Class A shareholders and funded through a $2.0 billion distribution.

BALANCE SHEET HIGHLIGHTS
($ amounts in millions)

	September 30, 2022	December 31, 2021
	(Unaudited)
Cash and cash equivalents	$826	$2,131
Mortgage servicing rights (“MSRs”), at fair value	$7,260	$5,386
Funding facilities	$4,909	$12,752
Other financing facilities and debt	$4,841	$5,994
Total equity	$8,911	$9,760

Third Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on November 3, 2022 to discuss its results for the quarter ended September 30, 2022. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event. If you are having issues viewing the webcast, please see the event help guide at the link here.

Condensed Consolidated Statements of Income
($ In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of MSRs, net	$139,733	$1,746,971	$1,174,268	$5,610,627
Fair value of originated MSRs	426,278	907,242	1,682,366	2,937,517
Gain on sale of loans, net	566,011	2,654,213	2,856,634	8,548,144
Loan servicing income (loss)
Servicing fee income	364,211	334,348	1,088,004	970,058
Change in fair value of MSRs	150,304	(341,361)	592,162	(556,201)
Loan servicing income (loss), net	514,515	(7,013)	1,680,166	413,857
Interest income
Interest income	95,753	129,963	265,490	311,853
Interest expense on funding facilities	(46,173)	(72,778)	(130,576)	(205,000)
Interest income, net	49,580	57,185	134,914	106,853
Other income	164,580	410,345	685,987	1,252,845
Total revenue, net	1,294,686	3,114,730	5,357,701	10,321,699
Expenses
Salaries, commissions and team member benefits	670,804	870,010	2,278,844	2,552,679
General and administrative expenses	204,290	313,405	709,853	867,639
Marketing and advertising expenses	210,701	316,471	770,281	943,999
Depreciation and amortization	24,211	19,577	70,033	55,470
Interest and amortization expense on non-funding debt	38,317	34,163	115,263	104,772
Other expenses	40,008	135,415	166,098	467,584
Total expenses	1,188,331	1,689,041	4,110,372	4,992,143
Income before income taxes	106,355	1,425,689	1,247,329	5,329,556
Provision for income taxes	(10,131)	(32,830)	(54,741)	(122,709)
Net income	96,224	1,392,859	1,192,588	5,206,847
Net income attributable to non-controlling interest	(89,314)	(1,317,522)	(1,128,551)	(4,946,688)
Net income attributable to Rocket Companies	$6,910	$75,337	$64,037	$260,159

Earnings per share of Class A common stock
Basic	$0.06	$0.55	$0.53	$2.00
Diluted	$0.04	$0.54	$0.47	$2.00

Weighted average shares outstanding
Basic	119,020,520	137,664,471	120,156,494	129,902,253
Diluted	1,970,665,767	1,990,828,351	1,972,263,268	135,392,670

Condensed Consolidated Balance Sheets
($ In Thousands, Except Shares and Per Share Amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash and cash equivalents	$825,926	$2,131,174
Restricted cash	65,718	80,423
Mortgage loans held for sale, at fair value	9,123,110	19,323,568
Interest rate lock commitments (“IRLCs”), at fair value	7,743	538,861
Mortgage servicing rights (“MSRs”), at fair value	7,260,066	5,385,613
Notes receivable and due from affiliates	11,179	9,753
Property and equipment, net	274,480	254,376
Deferred tax asset, net	513,515	572,049
Lease right of use assets	381,232	427,895
Forward commitments, at fair value	690,396	17,337
Loans subject to repurchase right from Ginnie Mae	1,471,823	1,918,032
Other assets	1,975,414	2,115,814
Total assets	$22,600,602	$32,774,895
Liabilities and equity
Liabilities:
Funding facilities	$4,909,369	$12,751,592
Other financing facilities and debt:
Lines of credit	—	75,000
Senior Notes, net	4,026,600	4,022,491
Early buy out facility	814,458	1,896,784
Accounts payable	203,832	271,544
Lease liabilities	439,171	482,184
Forward commitments, at fair value	84,699	19,911
Investor reserves	106,217	78,888
Notes payable and due to affiliates	30,465	33,650
Tax receivable agreement liability	623,498	688,573
Loans subject to repurchase right from Ginnie Mae	1,471,823	1,918,032
Other liabilities	979,210	776,714
Total liabilities	$13,689,342	$23,015,363
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	242,074	287,558
Retained earnings	316,381	378,005
Accumulated other comprehensive income	58	81
Non-controlling interest	8,352,727	9,093,868
Total equity	8,911,260	9,759,532
Total liabilities and equity	$22,600,602	$32,774,895

Summary Segment Results for the Three and Nine Months Ended September 30, 2022 and 2021,
($ amounts in millions)
(Unaudited)

Three Months Ended September 30, 2022	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,114	$98	$1,213	$82	$1,295
Less: Increase in MSRs due to valuation assumptions (net of hedges)	(406)	—	(406)	—	(406)
Adjusted Revenue	$708	$98	$806	$82	$888
Directly attributable expenses	559	87	646	82	728
Contribution margin(1)	$149	$11	$161	$—	$160

Three Months Ended September 30, 2021	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$2,502	$457	$2,958	$156	$3,115
Plus: Decrease in MSRs due to valuation assumptions (net of hedges)	48	—	48	—	48
Adjusted Revenue	$2,549	$457	$3,006	$156	$3,162
Directly attributable expenses	928	176	1,104	68	1,172
Contribution margin(1)	$1,622	$280	$1,902	$88	$1,990

Nine Months Ended September 30, 2022	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$4,455	$567	$5,022	$335	$5,358
Less: Increase in MSRs due to valuation assumptions (net of hedges)	(1,413)	—	(1,413)	—	(1,413)
Adjusted Revenue	$3,042	$567	$3,610	$335	$3,945
Directly attributable expenses	2,037	302	2,340	305	2,645
Contribution margin(1)	$1,005	$265	$1,270	$30	$1,300

Nine Months Ended September 30, 2021	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$8,400	$1,498	$9,898	$423	$10,322
Less: Increase in MSRs due to valuation assumptions (net of hedges)	(330)	—	(330)	—	(330)
Adjusted Revenue	$8,071	$1,498	$9,569	$423	$9,992
Directly attributable expenses	2,808	532	3,340	197	3,537
Contribution margin(1)	$5,262	$966	$6,228	$227	$6,455

(1) We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Adjusted Revenue is a non-GAAP financial measure described above. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs.

GAAP to non-GAAP Reconciliations

Adjusted Revenue Reconciliation ($ amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Total revenue, net	$1,295	$3,115	$5,358	$10,322
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	(406)	48	(1,413)	(330)
Adjusted Revenue	$888	$3,162	$3,945	$9,992

(1) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

Adjusted Net Income (Loss) Reconciliation ($ amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net income attributable to Rocket Companies	$7	$75	$64	$260
Net income impact from pro forma conversion of Class D common shares to Class A common shares (1)	90	1,318	1,130	4,948
Adjustment to the provision for income tax (2)	(16)	(322)	(259)	(1,203)
Tax-effected net income (2)	81	1,072	936	4,005
Share-based compensation expense (3)	58	41	186	124
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4)	(406)	48	(1,413)	(330)
Litigation accrual (5)	—	—	—	15
Career transition program (6)	20	—	81	—
Change in Tax receivable agreement liability(7)	—	—	(24)	—
Tax impact of adjustments (8)	81	(22)	291	47
Other tax adjustments (9)	1	1	3	3
Adjusted Net (Loss) Income	$(166)	$1,139	$60	$3,865

(1) Reflects net income to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of September 30, 2022 and 2021.

(2) Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income of Holdings. The Adjustment to the provision for income tax reflects between (a) the income tax computed using the effective tax rates below applied to the Income before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the Provision for income taxes. The effective income tax rate for Adjusted Net Income (Loss) was 24.51% and 25.11% for three and nine months ended September 30, 2022 and 24.87% for the three and nine months ended September 30, 2021.

(3) The nine months ended September 30, 2022 amounts exclude the impact of the career transition program.

(4) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

(5) Reflects legal accrual related to a specific legal matter.

(6) Reflects net expenses associated with compensation package, healthcare coverage, career transition services, and accelerated vesting of certain equity awards.

(7) Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

(8) Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, change in fair value of MSRs due to valuation assumptions, litigation accrual, career transition program and the change in Tax receivable agreement liability at the effective tax rates for each quarter.

(9) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation ($ in millions, except shares and per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Diluted weighted average Class A Common shares outstanding	1,970,665,767	1,990,828,351	1,972,263,268	135,392,670
Assumed pro forma conversion of Class D shares (1)	—	—	—	1,855,464,831
Adjusted diluted weighted average shares outstanding	1,970,665,767	1,990,828,351	1,972,263,268	1,990,857,501

Adjusted Net (Loss) Income	$(166)	$1,139	$60	$3,865
Adjusted Diluted (Loss) Earnings Per Share	$(0.08)	$0.57	$0.03	$1.94

(1) Reflects the proforma exchange and conversion of non-dilutive Class D common stock to Class A common stock. For the nine months ended September 30, 2021, Class D common shares were anti-dilutive and therefore included in the proforma conversion of Class D shares in the table above. For the three and nine months ended September 30, 2022 and the three months ended September 30, 2021, Class D common shares were dilutive and are included in the dilutive weighted average Class A common shares outstanding in the table above.

Adjusted EBITDA Reconciliation ($ amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net income	$96	$1,393	$1,193	$5,207
Interest and amortization expense on non-funding debt	38	34	115	105
Income tax provision	10	33	55	123
Depreciation and amortization	24	20	70	55
Share-based compensation expense (1)	58	41	186	124
Change in fair value of MSRs due to valuation assumptions (net of hedges) (2)	(406)	48	(1,413)	(330)
Litigation accrual (3)	—	—	—	15
Career transition program (4)	20	—	81	$—
Change in Tax receivable agreement liability (5)	—	—	(24)	—
Adjusted EBITDA	$(160)	$1,568	$263	$5,299

(1) The nine months ended September 30, 2022 amounts exclude the impact of the career transition program.

(2) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

(3) Reflects legal accrual related to a specific legal matter.

(4) Reflects net expenses associated with compensation packages, healthcare coverage, career transition services, and accelerated vesting of certain equity awards.

(5) Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted Revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted Net Income (Loss)” as tax-effected earnings before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), a litigation accrual, career transition program, change in Tax receivable agreement liability, and the tax effects of those adjustments as applicable. We define “Adjusted Diluted Earnings (Loss) Per Share” as Adjusted Net Income (Loss) divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the pro forma exchange and conversion of all outstanding Class D common stock for Class A common stock. We define “Adjusted EBITDA” as earnings before interest and amortization expense on non-funding debt, income tax, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), a litigation accrual, career transition program, and change in Tax receivable agreement liability. We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges) as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allows us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenues, net, Net income attributable to Rocket Companies or Net income. However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors. In the first and second quarter of 2022, we revised our definition of Adjusted Net Income (Loss) and Adjusted EBITDA to also exclude the cash portion of share-based compensation expenses and the career transition program, respectively, as these expenses do not directly affect what we consider to be our core operating performance. Comparative periods presented to the extent impacted were updated.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Some of these limitations are: (a) they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments; (b) Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt; (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted Revenue, Adjusted Net (Loss) Income and Adjusted EBITDA do not reflect any cash requirement for such replacements or improvements; and (d) they are not adjusted for all non-cash income or expense items that are reflected in our Condensed Consolidated Statements of Cash Flows. We compensate for these limitations by using our non-GAAP financial measures along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies is a Detroit-based FinTech platform company consisting of personal finance and consumer technology brands including Rocket Mortgage, Rocket Homes, Amrock, Rocket Auto, Rocket Loans, Rocket Money (formerly known as Truebill), Rocket Solar, Rocket Mortgage Canada (formerly known as Edison Financial), Lendesk, Core Digital Media, Rocket Central and Rock Connections.

Rocket Companies' mission is to be the best at creating certainty in life's most complex moments so that its clients can live their dreams. The Company helps clients achieve the dream of home ownership and financial freedom through industry-leading client experiences powered by its simple, fast and trusted digital solutions. Rocket Companies ranked #7 on Fortune's list of the "100 Best Companies to Work For" in 2022 and has placed in the top third of the list for 19 consecutive years. For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocketcompanies.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocketcentral.com
(313) 373-3035